Exhibit 99

FOR RELEASE 4:00 PM ET, January 30, 2012

Contact:                      Robert S. Tissue, Sr. Vice President & CFO
Telephone:                 (304) 530-0552
Email:                           rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS 2011 FOURTH QUARTER & FULL YEAR RESULTS

Q4 2011 Diluted EPS $0.16 compared to $0.11 in Q4 2010; Full-year 2011 Diluted EPS $0.49 compared to ($0.31) in 2010

MOOREFIELD, WV – January 30, 2012 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported fourth quarter 2011 net income applicable to common shares of $1,331,000, or $0.16 per diluted share, compared to $836,000, or $0.11 per diluted share, for the fourth quarter of 2010.

Excluding from fourth quarter 2011 nonrecurring items (on a pre-tax basis) consisting of realized securities gains of $542,000, charges for other-than-temporary impairment (“OTTI”) of securities of $401,000 and write-downs of foreclosed properties of $882,000, pro forma fourth quarter 2011 earnings were approximately $1.8 million, or $0.21 per diluted share.  Excluding from fourth quarter 2010 nonrecurring realized securities gains of $463,000, OTTI of securities of $850,000, and write-downs of foreclosed properties of $1,206,000, pro forma earnings of $1,914,000 would have resulted, or $0.24 per diluted share.

For  the full-year 2011, Summit recorded net income applicable to common shares of $3.70 million, or $0.49 per diluted share, compared with a net loss applicable to common shares of $2.27 million, or ($0.31) per diluted share, for 2010.

Excluding from the full-year 2011 nonrecurring items (on a pre-tax basis) of realized securities gains of $4.01 million, OTTI charges of $2.65 million and write-downs of foreclosed properties of $6.65 million, and from the full-year 2010 realized securities gains of $2.05 million, OTTI charges of $988,000, and write-downs of foreclosed properties of $3.40 million, pro forma earnings for 2011 were approximately $7.04 million, or $0.89 per diluted share, compared to a pro forma net loss of $502,000, or ($0.02) per diluted share, for 2010.

Highlights for Q4 2011 include:

•	Achieved third consecutive quarter of positive quarterly earnings.

•	Nonperforming assets increased principally as result of a single large loan relationship having been placed on nonaccrual status.

•	Net loan charge-offs and provision for loan losses remained stable.

•	Recorded charges of $882,000 and $401,000, respectively, to write-down foreclosed properties and to recognize OTTI of securities, which were partially offset by $542,000 in realized securities gains.

•	Net interest margin declined 5 basis points quarter over quarter reflecting increase in nonperforming loans.

•	Noninterest expenses remained well-controlled.

•
Issued 12,000 shares of Series 2011 8% Noncumulative Convertible Preferred Stock. Summit’s leverage capital ratio is at its highest level in five years and its total risk-based capital ratio is at highest level in eleven years.

H. Charles Maddy III, President and Chief Executive Officer of Summit, commented, “We are very pleased by our continuing improved earnings performance; but at the same time, we are equally disappointed by the recent rise in our nonperforming loans. We remain focused on reducing our portfolio of problem assets, and we continue to make progress in this regard, although not at the pace we would desire. Progress in regard to dispositions of foreclosed properties remains difficult as the return of our real estate markets to more normal levels continues to be frustratingly slow”.

Results from Operations

Total revenue for full-year 2011, consisting of net interest income and noninterest income, was $45.4 million compared to $47.9 million for the full-year 2010. For the quarter ended December 31, 2011, total revenue was $11.7 million compared to $11.3 million for the same period in 2010.

Total revenue excluding nonrecurring items (as enumerated above) was $12.4 million for fourth quarter 2011 compared to $12.9 million in the prior-year quarter, a decrease of 4.0 percent.  For the full-year 2011, total revenue excluding nonrecurring items was $50.7 million versus $50.2 million for the same period in 2010.

For the fourth quarter of 2011, net interest income was $9.7 million, a decrease of 7.4 percent from the $10.4 million reported in the prior-year fourth quarter and a decrease of 2.6 percent from the $9.9 million reported in the linked quarter. The net interest margin for fourth quarter 2011 was 3.03 percent compared to 3.15 percent for the year-ago quarter, and 3.08 percent for the linked quarter.

Noninterest income, consisting primarily of insurance commissions from Summit's insurance agency subsidiary and service fee income from community banking activities, for fourth quarter 2011 was $1.99 million compared to $871,000 for the comparable period of 2010. Excluding nonrecurring items (as enumerated above), noninterest income was $2.73 million for fourth quarter 2011, up $266,000 or 10.8 percent from the $2.46 million reported for fourth quarter 2010.

The provision for loan losses was $2.0 million for the fourth quarter of 2011 compared to $2.0 million and $3.0 million for the linked and year-ago quarters, respectively.

Noninterest expense continues to be well-controlled. Total noninterest expense increased less than 1% compared to the prior-year fourth quarter, remaining unchanged at $7.8 million for the quarter. Moreover, noninterest expense for full-year 2011 was $1.2 million or 3.8 percent, less than during 2010. Cost-saving initiatives continue in place and their impact remains beneficial.

Balance Sheet

At December 31, 2011, total assets were $1.45 billion, a decrease of $28.3 million, or 1.9 percent since December 31, 2010. Total loans, net of unearned fees, were $965.5 million at December 31, 2011, down $29.8 million, or 3.0 percent, from the $995.3 million reported at year-end 2010.

All loan categories have declined since year-end 2010, except for commercial real estate (“CRE”), the largest component of Summit’s loan portfolio, which increased $11.2 million, or 2.7 percent. The second largest component of Summit’s loan portfolio, residential real estate, declined $17.5 million, or 5.0 percent, while construction and development (“C&D”) loans declined $16.8 million, or 14.9 percent and commercial (“C&I”) loans declined $2.7 million, or 2.6 percent.

During 2011, retail checking and savings deposits grew $54.0 million, or 13.4 percent, to $455.9 million. The increase in these deposits provided Summit with an opportunity to further reduce brokered deposits and relatively higher-cost long-term borrowings by $61.1 million and $33.9 million, respectively, or 26.5 percent and 9.9 percent, respectively, since year-end 2010.

Asset Quality

As of December 31, 2011, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $116.6 million, or 8.04 percent of assets. This compares to $99.9 million, or 6.82 percent of assets at the linked quarter, and $92.2 million, or 6.24 percent of assets, at year-end 2010. The 16.8 percent increase in fourth quarter 2011 NPAs compared to the linked quarter was the result of $16.2 million additions in nonperforming loans principally as the result of a single loan relationship totaling $12.6 million being placed on nonaccrual during the quarter.

Fourth quarter 2011 net loan charge-offs were $2.2 million, or 0.91 percent of average loans annualized; year-to-date 2011, Summit’s net loan charge-offs were $9.5 million, while adding $10.0 million to the allowance for loan losses. The allowance for loan losses stood at $17.7 million, or 1.80 percent of total loans at December 30, 2011, compared to 1.70 percent at year-end 2010.

Capital Adequacy

 Shareholders’ equity, which includes net proceeds totaling $5.8 million relating to Summit’s recent issuance of 12,000 shares of Series 2011 8% Noncumulative Convertible Preferred Stock, was $102.6 million as of December 30, 2011 compared to $89.8 million December 31, 2010.

Summit's depository institution, Summit Community Bank, Inc. (the “Bank”), remains well in excess of regulatory requirements for a "well capitalized" institution at December 31, 2011. The Bank’s total risk-based capital ratio improved to 13.6 percent at December 31, 2011 compared to 13.4 percent at September 30, 2011, while its Tier 1 leverage capital ratio improved to 8.9 from the 8.7 percent reported at September 30, 2011. Total common shares outstanding as of December 31, 2011 were 7,425,472.

About the Company

Summit Financial Group, Inc. is a $1.45 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and South Central regions of West Virginia and the Northern and Shenandoah Valley regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates fifteen banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.  Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies.  We undertake no obligation to revise these statements following the date of this press release.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP").  Specifically, Summit adjusted GAAP performance measures to exclude the effects of realized and unrealized securities gains and losses, and write-downs of foreclosed properties to estimated fair value included in its Statements of Income.  Management deems these items to be unusual in nature and believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q4 2011 vs Q4 2010

	For the Quarter Ended		Percent
Dollars in thousands	12/31/2011	12/31/2010	Change
Condensed Statements of Income
Interest income
Loans, including fees	$14,362	$16,064	-10.6%
Securities	2,711	3,191	-15.0%
Other	13	11	18.2%
Total interest income	17,086	19,266	-11.3%
Interest expense
Deposits	4,302	5,000	-14.0%
Borrowings	3,123	3,829	-18.4%
Total interest expense	7,425	8,829	-15.9%
Net interest income	9,661	10,437	-7.4%
Provision for loan losses	1,999	3,000	-33.4%
Net interest income after provision
for loan losses	7,662	7,437	3.0%

Noninterest income
Insurance commissions	1,003	1,086	-7.6%
Service fee income	790	741	6.6%
Realized securities gains	542	463	17.1%
Other-than-temporary impairment of securities	(401)	(850)	-52.8%
Write-downs of foreclosed properties	(882)	(1,206)	-26.9%
Other income	937	637	47.1%
Total noninterest income	1,989	871	128.4%
Noninterest expense
Salaries and employee benefits	3,846	3,839	0.2%
Net occupancy expense	472	480	-1.7%
Equipment expense	593	574	3.3%
Professional fees	501	256	95.7%
FDIC premiums	564	705	-20.0%
Foreclosed properties expense	441	430	2.6%
Other expenses	1,417	1,478	-4.1%
Total noninterest expense	7,834	7,762	0.9%
Income before income taxes	1,817	546	232.8%
Income taxes	337	(364)	192.6%
Net income	1,480	910	62.6%
Preferred stock dividends	149	74	101.4%

Net income applicable to common shares	$1,331	$836	59.2%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q4 2011 vs Q4 2010

	For the Quarter Ended		Percent
	12/31/2011	12/31/2010	Change
Per Share Data
Earnings per common share
Basic	$0.18	$0.11	63.6%
Diluted	$0.16	$0.11	45.5%

Average shares outstanding
Basic	7,425,472	7,425,472	0.0%
Diluted	9,044,976	7,425,822	21.8%

Performance Ratios
Return on average equity (A)	6.40%	4.17%	53.5%
Return on average assets	0.41%	0.25%	64.0%
Net interest margin	3.03%	3.15%	-3.8%
Efficiency ratio (B)	60.10%	58.05%	3.5%

NOTE (A) – Net income divided by total shareholders’ equity less preferred equity.

NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Performance Summary -- 2011 vs 2010

	For the Years Ended		Percent
Dollars in thousands	12/31/2011	12/31/2010	Change
Condensed Statements of Income
Interest income
Loans, including fees	$59,176	$65,957	-10.3%
Securities	11,799	13,684	-13.8%
Other	72	31	132.3%
Total interest income	71,047	79,672	-10.8%
Interest expense
Deposits	18,273	21,036	-13.1%
Borrowings	12,930	18,484	-30.0%
Total interest expense	31,203	39,520	-21.0%
Net interest income	39,844	40,152	-0.8%
Provision for loan losses	10,000	21,350	-53.2%
Net interest income after provision
for loan losses	29,844	18,802	58.7%

Noninterest income
Insurance commissions	4,460	4,744	-6.0%
Service fee income	2,944	3,039	-3.1%
Realized securities gains	4,006	2,051	95.3%
Other-than-temporary impairment of securities	(2,646)	(988)	167.8%
Write-downs of foreclosed properties	(6,651)	(3,401)	95.6%
Other income	3,437	2,294	49.8%
Total noninterest income	5,550	7,739	-28.3%
Noninterest expense
Salaries and employee benefits	15,833	15,650	1.2%
Net occupancy expense	1,935	2,010	-3.7%
Equipment expense	2,342	2,457	-4.7%
Professional fees	1,155	1,015	13.8%
FDIC premiums	2,423	2,870	-15.6%
Foreclosed properties expense	1,676	1,577	6.3%
Other expenses	4,921	5,892	-16.5%
Total noninterest expense	30,285	31,471	-3.8%
Income (loss) before income taxes	5,109	(4,930)	203.6%
Income taxes	1,035	(2,955)	135.0%
Net income (loss)	4,074	(1,975)	306.3%
Preferred stock dividends	371	297	24.9%

Net income (loss) applicable to common shares	$3,703	$(2,272)	263.0%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Annual Month Performance Summary -- 2011 vs 2010

	For the Years Ended		Percent
	12/31/2011	12/31/2010	Change
Per Share Data
Earnings per common share
Basic	$0.50	(0.31)	NM
Diluted	$0.49	(0.31)	NM

Average shares outstanding
Basic	7,425,472	7,425,472	0.0%
Diluted	8,338,199	7,425,472	12.3%

Performance Ratios
Return on average equity (A)	4.55%	-2.60%	-275.0%
Return on average assets	0.28%	-0.15%	-286.7%
Net interest margin	3.08%	2.96%	4.1%
Efficiency ratio (B)	58.54%	60.03%	-2.5%

NOTE (A) – Net income divided by total shareholders’ equity less preferred equity.

NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
Condensed Statements of Income
Interest income
Loans, including fees	$14,362	$14,717	$14,956	$15,140	$16,064
Securities	2,711	2,920	3,125	3,043	3,191
Other	13	15	28	17	11
Total interest income	17,086	17,652	18,109	18,200	19,266
Interest expense
Deposits	4,302	4,561	4,667	4,743	5,000
Borrowings	3,123	3,170	3,282	3,355	3,829
Total interest expense	7,425	7,731	7,949	8,098	8,829
Net interest income	9,661	9,921	10,160	10,102	10,437
Provision for loan losses	1,999	2,001	3,000	3,000	3,000
Net interest income after provision
for loan losses	7,662	7,920	7,160	7,102	7,437

Noninterest income
Insurance commissions	1,003	1,073	1,142	1,242	1,086
Service fee income	790	776	758	621	741
Realized securities gains	542	1,517	318	1,628	463
Other-than-temporary impairment of securities	(401)	(484)	(533)	(1,228)	(850)
Write-downs of foreclosed properties	(882)	(1,637)	(689)	(3,443)	(1,206)
Other income	937	942	859	699	637
Total noninterest income	1,989	2,187	1,855	(481)	871
Noninterest expense
Salaries and employee benefits	3,846	3,959	4,055	3,973	3,839
Net occupancy expense	472	473	481	509	480
Equipment expense	593	589	581	580	574
Professional fees	501	265	193	196	256
FDIC premiums	564	580	586	693	705
Foreclosed properties expense	441	389	412	434	430
Other expenses	1,417	1,318	1,464	722	1,478
Total noninterest expense	7,834	7,573	7,772	7,107	7,762
Income (loss) before income taxes	1,817	2,534	1,243	(486)	546
Income taxes	337	598	338	(238)	(364)
Net income (loss)	1,480	1,936	905	(248)	910
Preferred stock dividends	149	74	74	74	74
Net income (loss) applicable to common shares	$1,331	$1,862	$831	$(322)	$836

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
Per Share Data
Earnings per common share
Basic	$0.18	$0.25	$0.11	$(0.04)	$0.11
Diluted	$0.16	$0.24	$0.11	$(0.04)	$0.11

Average shares outstanding
Basic	7,425,472	7,425,472	7,425,472	7,425,472	7,425,472
Diluted	9,044,976	8,110,070	7,425,472	7,425,472	7,425,822

Performance Ratios
Return on average equity (A)	6.40%	8.54%	4.12%	-1.14%	4.17%
Return on average assets	0.41%	0.53%	0.24%	-0.07%	0.25%
Net interest margin	3.03%	3.08%	3.09%	3.11%	3.15%
Efficiency ratio - (B)	60.10%	57.29%	58.42%	58.38%	58.05%

NOTE (A) – Net income divided by total shareholders’ equity less preferred equity.

NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010

Assets
Cash and due from banks	$4,398	$3,596	$4,515	$4,263	$4,652
Interest bearing deposits other banks	28,294	39,103	24,658	46,448	45,696
Securities	286,599	292,442	295,806	293,240	271,730
Loans, net	965,516	964,349	971,127	979,387	995,319
Property held for sale	63,938	63,335	66,188	66,961	70,235
Premises and equipment, net	22,084	22,334	22,587	22,784	23,092
Intangible assets	8,651	8,739	8,826	8,914	9,002
Cash surrender value of life insurance policies	29,284	29,034	28,762	13,589	13,458
Other assets	41,357	41,652	45,517	46,609	45,286
Total assets	$1,450,121	$1,464,584	$1,467,986	$1,482,195	$1,478,470

Liabilities and Shareholders' Equity
Retail deposits	$847,285	$861,639	$850,312	$844,914	$806,652
Brokered time deposits	169,215	185,670	195,782	217,205	230,287
Short-term borrowings	15,956	955	2,047	1,879	1,582
Long-term borrowings and
subordinated debentures	306,643	308,420	319,020	319,905	340,498
Other liabilities	8,456	8,976	8,966	8,964	9,630
Shareholders' equity	102,566	98,924	91,859	89,328	89,821
Total liabilities and shareholders' equity	$1,450,121	$1,464,584	$1,467,986	$1,482,195	$1,478,470

Book value per common share (A)	$10.68	$10.96	$11.34	$11.03	$11.01
Tangible book value per common share (A)	$9.78	$9.99	$10.25	$9.93	$9.90
Tangible equity / Tangible assets	6.5%	6.2%	5.7%	5.5%	5.5%

NOTE     NOTE (A) – Assumes conversion of convertible preferred stock

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios

	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
Summit Financial Group, Inc.
Total Risk Based Capital	12.9%	12.3%	11.9%	11.7%	11.8%
Tier 1 Risk Based Capital	10.4%	9.7%	9.3%	9.1%	9.1%
Tier 1 Leverage Ratio	7.5%	6.9%	6.7%	6.6%	6.9%

Summit Community Bank, Inc.
Total Risk Based Capital	13.6%	13.4%	12.8%	12.6%	12.6%
Tier 1 Risk Based Capital	12.4%	12.1%	11.5%	11.3%	11.4%
Tier 1 Leverage Ratio	8.9%	8.7%	8.3%	8.3%	8.5%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010

Commercial	$99,024	$94,801	$96,796	$96,843	$101,674
Commercial real estate
Owner occupied	158,754	166,813	169,935	171,791	175,885
Non-owner occupied	270,226	253,538	248,930	247,153	241,936
Construction and development
Land and development	93,035	94,023	94,464	93,675	99,085
Construction	2,936	9,445	12,223	13,879	13,691
Residential real estate
Non-jumbo	221,733	224,499	228,205	233,308	239,290
Jumbo	61,535	62,255	60,817	61,878	61,339
Home equity	50,898	51,025	50,884	50,499	50,987
Consumer	22,325	22,988	23,773	22,968	24,145
Other	2,762	2,911	3,116	4,326	4,511
Total loans, net of unearned fees	983,228	982,298	989,143	996,320	1,012,543
Less allowance for loan losses	17,712	17,949	18,016	16,933	17,224
Loans, net	$965,516	$964,349	$971,127	$979,387	$995,319

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
Non interest bearing checking	$88,655	$85,406	$85,964	$86,735	$74,604
Interest bearing checking	158,483	163,840	150,004	153,283	150,291
Savings	208,809	208,030	212,745	212,502	177,053
Time deposits	391,338	404,363	401,599	392,394	404,704
Total retail deposits	$847,285	$861,639	$850,312	$844,914	$806,652

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
Gross loan charge-offs	$2,368	$2,157	$2,022	$3,396	$5,135
Gross loan recoveries	(133)	(89)	(104)	(105)	(490)
Net loan charge-offs	$2,235	$2,068	$1,918	$3,291	$4,645

Net loan charge-offs to average loans (annualized)	0.91%	0.84%	0.76%	1.31%	1.76%
Allowance for loan losses	$17,712	$17,949	$18,016	$16,933	$17,224
Allowance for loan losses as a percentage
of period end loans	1.80%	1.82%	1.82%	1.70%	1.70%
Nonperforming assets:
Nonperforming loans
Commercial	$3,259	$3,473	$2,212	$2,186	$1,318
Commercial real estate	7,163	8,398	8,093	5,284	2,686
Commercial construction and development	1,052	-	-	131	-
Residential construction and development	22,634	17,506	19,222	8,428	10,048
Residential real estate	18,187	6,818	9,237	6,343	7,517
Consumer	145	87	130	206	142
Total nonperforming loans	52,440	36,282	38,894	22,578	21,711
Foreclosed properties
Commercial	$-	$597	$597	$597	$597
Commercial real estate	15,721	14,256	14,179	13,738	14,745
Commercial construction and development	17,101	16,960	16,886	16,918	17,021
Residential construction and development	27,877	27,804	30,512	32,002	34,377
Residential real estate	3,239	3,718	4,014	3,706	3,495
Total foreclosed properties	63,938	63,335	66,188	66,961	70,235
Other repossessed assets	263	262	264	262	289
Total nonperforming assets	$116,641	$99,879	$105,346	$89,801	$92,235

Nonperforming loans to period end loans	5.33%	3.69%	3.93%	2.26%	2.14%
Nonperforming assets to period end assets	8.04%	6.82%	7.18%	6.06%	6.24%

Loans Past Due 30-89 Days
	For the Quarter Ended
In thousands	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010

Commercial	$533	$255	$1,572	$910	$664
Commercial real estate	5,746	2,797	2,756	2,515	4,523
Construction and development	1,756	1,251	163	1,947	3,156
Residential real estate	6,633	4,779	6,603	6,561	19,164
Consumer	466	308	415	494	551
Total	$15,134	$9,390	$11,509	$12,427	$28,058

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q4 2011 vs Q4 2010
	Q4 2011			Q4 2010
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$985,496	$14,287	5.75%	$1,017,035	$15,992	6.24%
Tax-exempt	6,115	114	7.40%	5,336	109	8.10%
Securities
Taxable	225,089	1,817	3.20%	262,488	2,768	4.18%
Tax-exempt	86,389	1,353	6.21%	37,880	639	6.69%
Interest bearing deposits other banks
and Federal funds sold	25,926	13	0.20%	23,355	11	0.19%
Total interest earning assets	1,329,015	17,584	5.25%	1,346,094	19,519	5.75%

Noninterest earning assets
Cash & due from banks	4,229			4,227
Premises & equipment	22,274			23,288
Other assets	121,215			115,930
Allowance for loan losses	(18,211)			(19,176)
Total assets	$1,458,522			$1,470,363

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$156,751	$94	0.24%	$151,552	$119	0.31%
Savings deposits	208,772	427	0.81%	171,806	440	1.02%
Time deposits	573,798	3,781	2.61%	619,572	4,441	2.84%
Short-term borrowings	11,879	6	0.20%	1,847	1	0.21%
Long-term borrowings and
subordinated debentures	307,937	3,117	4.02%	345,245	3,828	4.40%
Total interest bearing liabilities	1,259,137	7,425	2.34%	1,290,022	8,829	2.72%

Noninterest bearing liabilities
Demand deposits	89,640			78,844
Other liabilities	8,958			10,768
Total liabilities	1,357,735			1,379,634

Shareholders' equity - preferred	8,315			3,519
Shareholders' equity - common	92,472			87,210
Total liabilities and
shareholders' equity	$1,458,522			$1,470,363

NET INTEREST EARNINGS		$10,159			$10,690

NET INTEREST MARGIN			3.03%			3.15%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2011 vs YTD 2010

	YTD 2011			YTD 2010
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$987,315	$58,911	5.97%	$1,082,537	$65,481	6.05%
Tax-exempt	5,105	402	7.87%	5,965	476	7.98%
Securities
Taxable	252,901	9,106	3.60%	253,529	12,265	4.84%
Tax-exempt	63,894	4,080	6.39%	40,048	2,670	6.67%
Interest bearing deposits other banks
and Federal funds sold	33,690	72	0.21%	16,373	31	0.19%
Total interest earning assets	1,342,905	72,571	5.40%	1,398,452	80,923	5.79%

Noninterest earning assets
Cash & due from banks	4,022			4,267
Premises & equipment	22,620			23,742
Other assets	118,408			104,907
Allowance for loan losses	(18,161)			(19,226)
Total assets	$1,469,794			$1,512,142

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$152,552	$391	0.26%	$147,513	$583	0.40%
Savings deposits	207,226	1,899	0.92%	188,233	2,323	1.23%
Time deposits	601,925	15,983	2.66%	605,663	18,131	2.99%
Short-term borrowings	4,238	8	0.19%	16,172	80	0.49%
Long-term borrowings and
subordinated debentures	315,900	12,921	4.09%	380,235	18,403	4.84%
	1,281,841	31,202	2.43%	1,337,816	39,520	2.95%
Noninterest bearing liabilities
Demand deposits	85,247			73,971
Other liabilities	8,474			9,597
Total liabilities	1,375,562			1,421,384

Shareholders' equity - preferred	4,738			3,519
Shareholders' equity - common	89,494			87,239
Total liabilities and
shareholders' equity	$1,469,794			$1,512,142

NET INTEREST EARNINGS		$41,369			$41,403

NET INTEREST MARGIN			3.08%			2.96%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended		For the Years Ended
Dollars in thousands	12/31/2011	12/31/2010	12/31/2011	12/31/2010

Net income applicable to common shares - excluding
realized securities gains, other-than-temporary
impairment of securities and write-downs of
foreclosed properties	$1,798	$1,914	$7,036	$(502)

Realized securities gains	542	463	4,006	2,051
Applicable income tax effect	(201)	(171)	(1,482)	(759)
Other-than-temporary impairment of securities	(401)	(850)	(2,646)	(988)
Applicable income tax effect	148	315	979	366
Write-downs foreclosed properties	(882)	(1,206)	(6,651)	(3,401)
Applicable income tax effect	326	446	2,461	1,258
	(467)	(1,004)	(3,333)	(1,473)
GAAP net income applicable to common shares	$1,331	$910	$3,703	$(1,975)

Diluted earnings per common share - excluding realized
securities gains, other-than-temporary impairment
of securities, and write-downs of foreclosed
	$0.21	$0.24	$0.89	$(0.02)

Realized securities gains	0.06	0.06	0.48	0.28
Applicable income tax effect	(0.02)	(0.02)	(0.18)	(0.10)
Other-than-temporary impairment of securities	(0.04)	(0.11)	(0.32)	(0.13)
Applicable income tax effect	0.01	0.04	0.12	0.05
Write-downs of foreclosed properties	(0.10)	(0.16)	(0.80)	(0.46)
Applicable income tax effect	0.04	0.06	0.30	0.17
	(0.05)	(0.13)	(0.40)	(0.19)
GAAP diluted earnings per common share	$0.16	$0.11	$0.49	$(0.21)

Total revenue - excluding realized securities gains,
other-than-temporary impairment of securities and
write-downs of foreclosed properties	$12,391	$12,901	$50,685	$50,228

Realized securities gains	542	463	4,006	2,051
Other-than-temporary impairment of securities	(401)	(850)	(2,646)	(988)
Write-downs of foreclosed properties	(882)	(1,206)	(6,651)	(3,401)
	(741)	(1,593)	(5,291)	(2,338)
GAAP total revenue	$11,650	$11,308	$45,394	$47,890

Total noninterest income - excluding realized securities
gains, other-than-temporary impairment of securities
and write-downs of foreclosed properties	$2,730	$2,464	$10,840	$9,559

Realized securities gains	542	463	4,006	2,051
Other-than-temporary impairment of securities	(401)	(850)	(2,645)	(988)
Write-downs of foreclosed properties	(882)	(1,206)	(6,651)	(3,401)
	(741)	(1,593)	(5,290)	(2,338)
GAAP total noninterest income	$1,989	$871	$5,550	$7,221